Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedule of Huntington Ingalls Industries, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated February 14, 2019, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2018, our report dated June 14, 2019 appearing in the Annual Report on Form 11-K of Huntington Ingalls Industries Financial Security and Savings Program for the year ended December 31, 2018, our report dated June 14, 2019 appearing in the Annual Report on Form 11-K of Huntington Ingalls Industries Savings Plan for the year ended December 31, 2018, and our report dated June 14, 2019 appearing in the Annual Report on Form 11-K of Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Richmond, VA

June 21, 2019